UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2025

NEXALIN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41507	27-5566468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1776 Yorktown, Suite 550

Houston, TX 77056

Registrant’s telephone number, including area code: (832) 260-0222

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	NXL	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	NXLIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Change in Registrant’s Certifying Accountant

On November 1, 2024, CBIZ CPAs P.C. acquired the attest business of Marcum LLP (“Marcum”). On April 16, 2025, Marcum informed Nexalin Technology, Inc. (the “Company”) that Marcum resigned as the Company’s independent registered public accounting firm. Also on April 16, 2025, the Company, with the approval of the Audit Committee of the Company’s Board of Directors, engaged CBIZ CPAs P.C. as the Company’s independent registered public accounting firm.

Neither of Marcum’s reports on the financial statements of the Company for either of the past two fiscal years ended, December 31, 2024 and December 31, 2023, respectively, contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to audit scope, or accounting principles, except for including an explanatory paragraph as to substantial doubt about the ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, respectively, and the subsequent interim period through April 16, 2025, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, respectively, and the subsequent interim period through April 16, 2025, the Company had the following “reportable events” (as such term is defined in Item 304 of Regulation S-K): As disclosed in Part II, Item 9A of the Company’s Form 10-Ks for the fiscal years ended December 31, 2024 and 2023, there were material weaknesses identified in internal disclosure controls and procedures related to (i) the adequate segregation of duties related to the preparation and review of financial information used in financial reporting and review of controls over the financial reporting process; and (ii) the design and implementation of IT controls, specifically related to user/superuser access to the Company’s financial reporting system.

The Company has provided Marcum with a copy of the above disclosures prior to this filing with the Securities and Exchange Commission (the “Commission”). A letter to the Commission, dated April 17, 2025, from Marcum regarding its concurrence with the statements made by the Company in this current report concerning the dismissal of Marcum as the Company’s independent registered public accounting firm is attached as Exhibit 16.1 hereto.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, respectively, and the subsequent interim period through April 16, 2025, neither the Company nor anyone on its behalf has consulted with CBIZ CPAs P.C. with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ CPAs P.C. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304 of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

16.1	Letter from Marcum LLP dated April 17, 2025

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEXALIN TECHNOLOGY, INC.

By:	/s/ Mark White
Mark White
Chief Executive Officer

Dated: April 17, 2025

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